Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 6, for Leuthold Funds, Inc.




ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 29, 2000